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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Spherix Incorporated
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****IMPORTANT****

Dear Spherix Incorporated Shareholder:

Enclosed please find Spherix’s press release dated May 13, 2005, regarding the Annual Shareholders Meeting held on May 12, 2005.  At this Meeting, a Board of Directors was elected, Grant Thornton was affirmed as the Company’s independent auditor for the year 2005, and an amended and restated Stock Option Plan was approved by the Shareholders.

The Shareholders also approved an extension of time to vote on the proposal to establish InfoSpherix as a wholly-owned subsidiary of Spherix.  Although more than 90% of the shares voted on this matter have voted in favor, this item requires the affirmative vote of a majority of the shares issued and outstanding, which has not been achieved as of yet.  This has occurred because shares held in street name cannot be voted on this item by the broker or bank without specific authorization of the record holder.  Accordingly, over 5 million shares remain unvoted on this issue.  Approval of this proposal is very important to Spherix as described in our original Proxy Statement.

The adjourned Annual Meeting will be held on June 8, 2005 at 10:00 a.m., at our headquarters located at 12051 Indian Creek Court, solely to close the polls on the proposal to establish InfoSpherix as a wholly-owned subsidiary of Spherix and to announce the results of this vote.  Shareholders are invited.

I encourage all Spherix Shareholders to cast their ballots in favor of this important issue if you have not already done so.  If you did not receive a ballot and hold your Spherix stock in your own name, please contact Kathy Brailer, Corporate Secretary, at 301-419-3900 to obtain a ballot.  If your Spherix stock is held in the street name by a broker or a bank, please contact them directly to obtain a ballot or to give them your authorization to vote your shares for this proposal.  Your shares may not be voted on this issue by the broker or the bank without your specific voting instructions.

Your shares cannot be represented at the Adjourned Annual Meeting with respect to Proposal #4, “Proposal to Establish InfoSpherix as a Wholly-Owned Subsidiary” unless you either vote yourself or authorize your broker or bank to do so on your behalf.

Sincerely,

Richard C. Levin

CEO and President

EXHIBIT 1

SPHERIX A World of Solutions	NEWS 12051 Indian Creek Court, Beltsville,

For additional information, contact
Kathy Brailer, (301) 419-3900
May 13, 2005	Email: kbrailer@spherix.com

SPHERIX ANNUAL SHAREHOLDERS MEETING HELD

Voting Extended on Proposal to Incorporate InfoSpherix—All Shareholders Encouraged to Vote

FOR IMMEDIATE RELEASE:

BELTSVILLE, MD.  Spherix Incorporated (NASDAQ/SPEX) held its Annual Shareholders Meeting on Thursday, May 12, 2005. With 94% of the shares having been voted, 89% voted for election of the following slate of Directors:

•                  Douglas T. Brown, Senior Vice President, PNC Bank (formerly Riggs Bank)

•                  A. Paul Cox, Jr., Principal, Asset Protection Company

•                  George C. Creel, former Executive VP and Acting Chief Operating Officer, Baltimore Gas and Electric Company

•                  Gilbert V. Levin, Ph.D., Chairman of the Board and Executive Officer for Science , Spherix

•                  M. Karen Levin, Vice President, Spherix

•                  Richard C. Levin, CEO and President, Spherix

•                  Robert J. Vander Zanden, Ph.D., former Vice President, R&D, Kraft Foods Latin America

In the other business items before the Meeting:

•                  Grant Thornton LLP was elected as the Company’s independent auditor for the year 2005.

•                  An amended and restated Stock Option Plan was approved by the Shareholders.

•                  The Shareholders also approved an extension of time to vote on the proposal to establish InfoSpherix as a wholly-owned subsidiary of Spherix.  Although more than 90% of the shares voted on this matter have voted in favor, this item requires the affirmative vote of a majority of the shares issued and outstanding, which has not been achieved as of yet.  This problem occurred because shares held in the street name cannot be voted on this item by the broker without authorization of the record holder, so the shares remain unvoted.  During this extension period, Spherix will work with ADP to contact the actual owners of stock held in the street name and encourage these Shareholders to vote.

The Annual Shareholders Meeting will be reconvened at the Corporate Headquarters in Beltsville, Maryland, on June 8, 2005, at 10:00 a.m. solely to close the polls on the proposal to establish InfoSpherix as a wholly-owned subsidiary of Spherix and to announce the results of this vote.  Shareholders are invited and are encouraged to cast their ballots on this important issue if they have not already done so.

—OVER—

Chairman, Dr. Gilbert Levin, conducted the formal part of the Meeting, following which he introduced Mr. Richard Levin, recently elected CEO and President of Spherix.  Mr. Levin presented an overview of his vision for the Company, stating that creation of the InfoSpherix Division as a wholly-owned Spherix subsidiary company will increase shareholder value and improve business prospects.  He gave a brief update on both the InfoSpherix and the BioSpherix Divisions.  A question and answer session followed Mr. Levin’s presentation.

At the Board of Directors Meeting following the Annual Shareholder’s Meeting, the following Officers were elected:

•                  Katherine M. Brailer, Corporate Secretary

•                  Robert L. Clayton, Director of Finance and Treasurer

•                  Roger A. Downs, Vice President, Operations, InfoSpherix Division

•                  Gilbert V. Levin, Chairman of the Board, Executive Officer for Science, and BioSpherix Division Director

•                  M. Karen Levin, Vice President

•                  Richard C. Levin, CEO and President, and Chief Financial Officer

•                  Jeffrey T. Lowe, Vice President, Corporate Communications

•                  Zari Nakhost, Vice President, Sales and Marketing, BioSpherix Division

•                  Steven M. Wade, Vice President, Information Technology, InfoSpherix Division

Certain statements contained herein are “forward looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied.  Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission, including the filing on Form 8-K made on March 3, 1999.

Under its motto, “A World of Solutions,” Spherix’s mission is to create value and increase shareholder wealth through innovations that benefit our clients and the human condition.  Spherix offers innovations in information technology, knowledge management, and biotechnology.

Our Internet address is http://www.spherix.com.